EXHIBIT 7

                        Consent of Robert F. Colby, Esq.



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                              AUSA LIFE LETTERHEAD



June 22, 1998


AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, New York  10577

Gentlemen:

I hereby consent to reference to my name under the caption "Legal Matters" in the Prospectus incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-38343) for the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission.


/s/ ROBERT F. COLBY
--------------------
Robert F. Colby
Vice President, Assistant
Secretary and Counsel